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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2000 included in TurboChef Technologies, Inc. Form 10-K for the year ended December 31, 2001, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Dallas, Texas
May 20, 2002